EXHIBIT 99.1

Greenidge Generation Reports First Quarter 2022 Results and Provides April 2022 Operational Update

First Quarter 2022 Highlights

•
Results in line with guidance provided on April 21, 2022
•
Total Revenue increased to $37.7 million, up 240% year-over-year
•
Cryptocurrency datacenter revenue increased to $23.2 million, up 158% year-over-year
•
GAAP net loss was $0.4 million
•
Adjusted EBITDA of $9.2 million
•
LTM Adjusted EBITDA of $57.9 million
•
Produced approximately 561 bitcoin during the first quarter
•
Mining capacity of approximately 1.6 EH/s from approximately 19,400 miners at March 31, 2022
•
Approximately $126 million of liquidity as of March 31, 2022 consisting of approximately $98 million in cash and fair value of cryptocurrency holdings and approximately $28 million in undrawn financing commitments
•
Approximately $135 million of additional cash on deposit with Bitmain as of March 31, 2022
•
100% of miners scheduled for delivery to date have been deployed

April 2022 Operational Update

•
Produced approximately 197 bitcoin in April 2022
•
Approximately 1.6 EH/s of mining capacity from approximately 19,600 miners as of April 30, 2022
•
22% of hash rate capacity located at Spartanburg, SC facility

Fairfield, Conn. – May 16, 2022 – Greenidge Generation Holdings Inc. (NASDAQ: GREE) (“Greenidge”), a vertically integrated cryptocurrency datacenter and power generation company, today announced financial and operating results for the first quarter of 2022 and also provided an operational update for the month of April 2022.

“Consistent with the estimates we released on April 21, Greenidge demonstrated another strong quarter of significant revenue growth and substantial Adjusted EBITDA generation,” said Jeff Kirt, Chief Executive Officer of Greenidge. “In addition to announcing our quarterly results today, we have begun reporting monthly operational statistics. Our April results were highlighted by production of 197 bitcoin from 1.6 EH/s of hashrate capacity as we continue to expand capacity at our South Carolina facility.”

First Quarter 2022 Financial Results

$ in thousands, except Adjusted EBITDA margin	Q1 2022	Q1 2021	Variance
Total Revenue	$37,655	$11,063	240.4%
Cryptocurrency datacenter revenue	$23,232	$8,997	158.2%
Power and capacity revenue	$5,923	$2,066	186.7%
Adjusted EBITDA	$9,213	$4,221	118.3%
Adjusted EBITDA margin	24.5%	38.2%

Greenidge’s revenue for the first quarter was $37.7 million, up 240% compared to the prior year period. Cryptocurrency Datacenter revenue for the first quarter was $23.2 million, up 158% versus the prior year period, and Power and Capacity revenue for the first quarter was $5.9 million, up 187% compared to the prior year period. Greenidge’s Support.com subsidiary, which was acquired in September 2021, generated approximately $8.5 million in first quarter revenue and was not included in Greenidge’s first quarter 2021 results.

Greenidge produced approximately 561 bitcoin during the first quarter of 2022, compared to 213 bitcoin in the first quarter of 2021.

Net loss was $0.4 million for the first quarter as compared to net income of $1.3 million in the prior year period. The first quarter of 2022 included $2.1 million of expansion costs and $0.2 million of merger and public company filing costs. Excluding these items, Adjusted net income for the first quarter was $1.3 million, compared to Adjusted net income of $1.4 million in the first quarter of 2021.

Adjusted EBITDA for the first quarter was $9.2 million, or 24.5% of revenue, compared to the prior year period of $4.2 million, or 38.2% of revenue.

Adjusted net income, Adjusted EBITDA, Adjusted EBITDA margin and last twelve months ("LTM") Adjusted EBITDA are non-GAAP measures. See the tables attached to this press release for a reconciliation from GAAP to non-GAAP measures and Use of Non-GAAP Information below for more details

Greenidge ended the first quarter with approximately $98 million of cash and fair market value of cryptocurrency holdings, of which, less than $2 million was cryptocurrency holdings. Greenidge had approximately $28 million in undrawn financing commitments at the end of the first quarter, bringing Greenidge's total liquidity to approximately $126 million as of March 31, 2022. In addition, Greenidge had approximately $135 million of cash on deposit with Bitmain as of March 31, 2022.

Capital Discussion

During the first quarter, as previously disclosed, Greenidge successfully completed two non-dilutive debt financings totaling approximately $108 million in available funding, of which $81 million was funded during the quarter. Greenidge entered into a secured equipment financing that matures in April 2024 with $81 million of available capacity, of which $54 million was funded. Greenidge also entered into a fully-drawn secured promissory note for approximately $27 million that matures in July 2022, with extensions available until December 2022.

April 2022 Operational Update

During the month of April 2022, Greenidge produced approximately 197 bitcoin. As of April 30, 2022, Greenidge had approximately 1.6 EH/s of mining capacity from approximately 19,600 miners. Approximately 22% of the capacity was located at Greenidge’s facility in Spartanburg, SC which was acquired and commenced operations in December 2022.

About Greenidge Generation Holdings Inc.

Greenidge Generation Holdings Inc. (NASDAQ: GREE) is a vertically integrated cryptocurrency datacenter and power generation company. Greenidge is committed to 100% carbon-neutral datacenter operations at all of its locations by utilizing low-carbon sources of energy and offsetting its carbon footprint.

Use of Non-GAAP Information

To provide investors and others with additional information regarding the financial results of Greenidge (the "Company"), the Company has disclosed in this press release certain non-GAAP operating performance measures of Adjusted EBITDA, Adjusted EBITDA margin, LTM Adjusted EBITDA and Adjusted net income. Adjusted EBITDA is defined as earnings before interest, taxes and depreciation and amortization, which is then adjusted for stock-based compensation and other special items determined by management, including, but not limited to costs associated with the merger with Support.com, costs of becoming a public company (which included the costs of a corporate reorganization from an LLC, public registration of shares and associated costs), business expansion costs, impairment of goodwill and remeasurement of environmental liability. Adjusted EBITDA margin is the percentage of Adjusted EBITDA of revenue. LTM Adjusted EBITDA is Adjusted EBITDA over the last twelve-month period. Adjusted net income is net income (loss) adjusted for the after-tax impacts of special items determined by management, including but not limited to costs associated with the merger with Support.com, costs of becoming a public company (which included the costs of a corporate reorganization from an LLC, public registration of shares and associated costs), business expansion costs, impairment of goodwill and remeasurement of environmental liability. These non-GAAP financial measures are a supplement to and not a substitute for or superior to, the Company’s results presented in accordance with U.S. GAAP. The non-GAAP financial measures presented by the Company may be different from non-GAAP financial measures presented by other companies. Specifically, the Company believes the non-GAAP information provides useful measures to investors regarding the Company’s financial performance by excluding certain costs and expenses that the Company believes are not indicative of its core operating results. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for results or guidance prepared and presented in accordance with U.S. GAAP. A reconciliation of the non-GAAP financial measures to U.S. GAAP results is included herein.

Forward-Looking Statements

This press release includes certain statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve uncertainties that could significantly affect Greenidge’s financial or operating results. These forward-looking statements may be identified by terms such as “anticipate,” “believe,” “continue,” “foresee,” “expect,” “intend,” “plan,” “may,” “will,” “would,” “could,” and “should,” and the negative of these terms or other similar expressions. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Forward-looking statements in this press release include, among other things, statements regarding the business plan, business strategy and operations of Greenidge in the future. In addition, all statements that address operating performance and future performance, events or developments that are expected or anticipated to occur in the future, such as statements concerning (i) the delivery of miners currently on order with Bitmain, (ii) the development of facilities in South Carolina, (iii) future mining capacity, (iv) future electrical capacity, (v) future liquidity and (vi) the ability to obtain future debt or equity financing, are forward-looking statements. Forward-looking statements are subject to a number of risks, uncertainties and assumptions. Matters and factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include but are not limited to the matters and factors described in Part I, Item 1A. “Risk Factors” of Greenidge’s Annual Report on Form 10-K for the year ended December 31, 2021, and its other filings with the Securities and Exchange Commission, as well as statements about or relating to or otherwise affected by the completion of management’s final review of the financial results and Greenidge’s other closing procedures. Consequently, all of the forward-looking statements made in this press release are qualified by the information contained under this caption. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements in this press release. You should not put undue reliance on forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, the actual results, performance, or achievements of Greenidge could differ materially from the results expressed in, or implied by, any forward-looking statements. All forward-looking statements speak only as of the date of this press release and Greenidge does not assume any duty to update or revise any forward-looking statements included in this press release, whether as a result of new information, the occurrence of future events, uncertainties or otherwise, after the date of this press release.

For further information, please contact:

Investor Relations

investorrelations@greenidge.com

Media Inquiries

media@greenidge.com

GREENIDGE GENERATION HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021
Amounts denoted in 000's (except per share data)
	Three Months Ended:
	March 31, 2022	March 31, 2021	Variance
REVENUE:
Cryptocurrency datacenter	$23,232	$8,997	158%
Power and capacity	5,923	2,066	187%
Services and other	8,500	-	N/A
Total revenue	37,655	11,063	240%
OPERATING COSTS AND EXPENSES
Cost of revenue - Cryptocurrency datacenter (exclusive of depreciation and amortization)	8,456	2,574	229%
Cost of revenue - Power and capacity (exclusive of depreciation and amortization)	4,023	2,009	100%
Cost of revenue - Services and other (exclusive of depreciation and amortization)	4,071	-	N/A
Selling, general and administrative	14,392	3,229	346%
Merger and other costs	213	105	103%
Depreciation and amortization	3,978	1,261	215%
Loss from operations	2,522	1,885	34%
OTHER (EXPENSE) INCOME, NET:
Interest expense	(3,353)	(188)	1684%
(Loss) gain on sale of digital assets	(5)	295	-102%
Other income, net	39	19	105%
Total other (expense) income, net	(3,319)	126	-2731%
(LOSS) INCOME BEFORE INCOME TAXES	(797)	2,011	-140%
(Benefit) provision for income taxes	(368)	732	-150%
NET (LOSS) INCOME	$(429)	$1,279	-134%

Earnings per share:
Basic	$(0.01)	$0.02
Diluted	$(0.01)	$0.02

Reconciliation of Net (loss) income to Adjusted EBITDA
Net (loss) income	$(429)	$1,279
(Benefit) provision for income taxes	(368)	732
Interest expense, net	3,353	188
Depreciation and amortization	3,978	1,261
EBITDA	6,534	3,460
Stock-based compensation	362	656
Merger and other costs	213	105
Expansion costs	2,104	-
Adjusted EBITDA	$9,213	$4,221
Adjusted EBITDA percentage of revenue	24.5%	38.2%

Reconciliation of Net (loss) income to Adjusted Net income:
Net (loss) income	$(429)	$1,279
Merger and other costs, after tax	156	76
Expansion costs, after tax	1,536	-
Adjusted Net income:	$1,263	$1,355

GREENIDGE GENERATION HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
MARCH 31, 2022 AND DECEMBER 31, 2021
Amounts denoted in $000's
	March 31,2022
	(Unaudited)	December 31, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$96,453	$82,599
Short term investments	-	496
Digital assets	393	476
Accounts receivable	5,569	5,524
Prepaid expenses	10,286	9,146
Emissions and carbon offset credits	1,025	2,361
Total current assets	113,726	100,602
LONG-TERM ASSETS:
Property and equipment, net	292,051	217,091
Right-of-use assets	1,375	1,472
Intangible assets	3,305	3,537
Goodwill	3,062	3,062
Deferred tax assets	16,846	15,058
Other long-term assets	989	445
Total assets	$431,354	$341,267

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$14,823	$5,923
Accrued emissions expense	2,637	2,634
Accrued expenses	11,676	10,375
Income taxes payable	3,879	2,481
Long-term debt, current portion	66,729	19,577
Lease obligation, current portion	500	736
Total current liabilities	100,244	41,726
LONG-TERM LIABILITIES:
Long-term debt, net of current portion and deferred financing fees	103,191	75,251
Lease obligation, net of current portion	195	193
Asset retirement obligations	2,691	2,691
Environmental liability	8,615	8,615
Other long-term liabilities	366	368
Total liabilities	215,302	128,844
STOCKHOLDERS' EQUITY	216,052	212,423
Total liabilities and stockholders' equity	$431,354	$341,267

GREENIDGE GENERATION HOLDINGS INC. AND SUBSIDIARIES
LTM ADJUSTED EBITDA
RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA
Amounts denoted in 000's

				Trailing
	Fiscal Year			12 Months
	2021	Q1 2021	Q1 2022	March 31, 2022
Net (loss) income	$(44,480)	$1,279	$(429)	$(46,188)
Provision (benefit) for income taxes	408	732	(368)	(692)
Interest expense, net	3,692	188	3,353	6,857
Depreciation and amortization	8,855	1,261	3,978	11,572
EBITDA	(31,525)	3,460	6,534	(28,451)
Stock-based compensation	3,770	656	362	3,476
Goodwill impairment	42,307	-	-	42,307
Merger and other costs	32,272	105	213	32,380
Expansion costs	2,362	-	2,104	4,466
Remeasurement of environmental liability	3,688	-	-	3,688
Adjusted EBITDA	$52,874	$4,221	$9,213	$57,866